                                                                    Exhibit 99.1

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") made as of March 4, 2002 by and between Sara Wetzel ("Consultant") and Pacel Corp. ("Company").

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require business services relating to management, strategic planning and marketing for the Company; and

     WHEREAS, Consultant shall provide Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.   APPOINTMENT
          -----------

     The Company hereby engages Consultant and Consultant agrees to render various business services to the Company upon the terms and conditions hereinafter set forth.

     2.   TERMS
          -----

     The term of this Agreement began as of the date of this Agreement, and shall terminate on March 31, 2003 unless earlier terminated in accordance with paragraph 7 herein or as extended by the parties from time to time.

     3.   SERVICES
          --------

     During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the operations of the business of the Company. Consultant agrees to provide on a timely basis the following services, and additional services contemplated thereby:

               (a) The implementation of short-range and long-range strategic planning to develop and enhance the Company's products and services;

               (b) Develop and assist in the implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

               (c) Advise the Company relative to the recruitment and employment of marketing and sales personnel consistent with the growth of operations of the Company;

               (d) The identification, evaluation, structuring, negotiating and closing of strategic alliances.

     4.   DUTIES OF THE COMPANY
          ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all brochures or other sales materials relating to its products and services.

     5.   COMPENSATION AND EXPENSE REIMBURSEMENT
          --------------------------------------

     Concurrently with the execution hereof, the Company shall grant and issue to Consultant the option to purchase 50,000,000 shares of no par value common stock of the Company (the "Shares") which shall be registered with the United States Securities and Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of five
     (5) years from the date hereof. The option shall have an exercise price of $0.00035 per share, and shall expire on March 31, 2007 at 5:00 P.M. C.S.T. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and over night shipping charges.

     The Company also agrees that if the Shares fail to attain a market price of $17,500 for five (5) separate trading days during a period of five (5) years from the date of Consultant's exercise of the option; then the Company shall issue a supplemental option to Consultant for additional Shares at the exercise price set forth in the initial option, upon the written demand of Consultant to the Company. If the Company fails to issue the supplemental option within five (5) days from the date of Consultants written demand notice, then it immediately shall pay to Consultant liquidated damages of $17,500.

     6.   REPRESENTATION AND INDEMNIFICATION
          ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

     7.   MISCELLANEOUS
          -------------

     Termination: This Agreement may be terminated by Consultant upon written notice to the Company for a material breach of this contract which shall be effective five (5) business days from the date of such notice.

     Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

     Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

     Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in DuPage County, IL. The interpretation and the enforcement of this Agreement shall be governed by Illinois law as applied to residents of the State of Illinois relating to contracts executed in and to be performed solely within the State of Illinois. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

      COMPANY                                              CONSULTANT
      PACEL CORP.                                          SARA WETZEL



      By:/S/ David Calkins                                 By:/S/ Sara Wetzel
             -------------                                        -----------
             David Calkins, President                             Sara Wetzel

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") made as of March 4, 2002 by and between Francis S. Widen ("Consultant") and Pacel Corp. ("Company").



                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require business services relating to management, strategic planning and marketing for the Company; and

     WHEREAS, Consultant shall provide Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.   APPOINTMENT
          -----------

     The Company hereby engages Consultant and Consultant agrees to render various business services to the Company upon the terms and conditions hereinafter set forth.

     2.   TERMS
          -----

     The term of this Agreement began as of the date of this Agreement, and shall terminate on March 31, 2003 unless earlier terminated in accordance with paragraph 7 herein or as extended by the parties from time to time.

     3.   SERVICES
          --------

     During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the operations of the business of the Company. Consultant agrees to provide on a timely basis the following services, and additional services contemplated thereby:

               (a) The implementation of short-range and long-range strategic planning to develop and enhance the Company's products and services;

               (b) Develop and assist in the implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

               (c) Advise the Company relative to the recruitment and employment of marketing and sales personnel consistent with the growth of operations of the Company;

               (d) The identification, evaluation, structuring, negotiating and closing of strategic alliances.

     4.   DUTIES OF THE COMPANY
          ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all brochures or other sales materials relating to its products and services.

     5.   COMPENSATION AND EXPENSE REIMBURSEMENT
          --------------------------------------

     Concurrently with the execution hereof, the Company shall grant and issue to Consultant the option to purchase 50,000,000 shares of no par value common stock of the Company (the "Shares") which shall be registered with the United States Securities and Exchange Commission and applicable state securities agencies so as to enable the Shares to be freely saleable and tradable in the public securities markets. The Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of five
     (5) years from the date hereof. The option shall have an exercise price of $0.00035 per share, and shall expire on March 31, 2007 at 5:00 P.M. C.S.T. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and over night shipping charges.

     The Company also agrees that if the Shares fail to attain a market price of $17,500 for five (5) separate trading days during a period of five (5) years from the date of Consultant's exercise of the option; then the Company shall issue a supplemental option to Consultant for additional Shares at the exercise price set forth in the initial option, upon the written demand of Consultant to the Company. If the Company fails to issue the supplemental option within five (5) days from the date of Consultants written demand notice, then it immediately shall pay to Consultant liquidated damages of $17,500.

     6.   REPRESENTATION AND INDEMNIFICATION
          ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

     7.   MISCELLANEOUS
          -------------

     Termination: This Agreement may be terminated by Consultant upon written notice to the Company for a material breach of this contract which shall be effective five (5) business days from the date of such notice

     Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

     Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

     Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in DuPage County, IL. The interpretation and the enforcement of this Agreement shall be governed by Illinois law as applied to residents of the State of Illinois relating to contracts executed in and to be performed solely within the State of Illinois. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

     IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

     COMPANY                                       CONSULTANT
     PACEL CORP.                                   FRANCIS S. WIDEN



     By: /S/ David Calkins                         By: /S/ Sara Wetzel
        ----------------------                        ----------------------
        David Calkins, President                           Sara Wetzel